UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2007

ANAVEX LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-122005

(Commission File Number)

N/A

(IRS Employer Identification No.)

14 Rue Kleberg, CH-1201 Geneva, Switzerland

(Address of principal executive offices and Zip Code)

(250) 764-9701

Registrant’s telephone number, including area code

Suite 101-4837 Canyon Ridge Crescent, Kelowna, British Columbia, V1W 4A1, Canada

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 17, 2007, our board of directors adopted a stock option plan named the 2007 Stock Option Plan, the purpose of which is to attract and retain the best available personnel and to provide incentives to employees, officers, directors and consultants, all in an effort to promote the success of our company. Prior to the grant of options under the 2007 Stock Option Plan, there were 3,000,000 shares of our common stock available for issuance under the plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 14, 2007, our board of directors passed a resolution cancelling the its Bylaws in their entirety and replacing them with new By-laws. The only change in the By-laws relates to Article IV, so that the President of the Company is not also required to be the Chief Executive Officer.

Effective May 14, 2007, our board of directors passed a resolution adopting a Code of Conduct for Directors.

Item 9.01.	Financial Statements and Exhibits.
3.1	By-Laws
14.1	Code of Conduct
99.1	Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

By:       /s/ Harvey Lalach

Harvey Lalach

President

September 28, 2007